UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                                   ----------

                                 April 15, 2003
                                 Date of Report
                        (Date of earliest event reported)

                      Shenandoah Telecommunications Company
             (Exact name of registrant as specified in its charter)

           Virginia                       0-9881                 54-1162807
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)

P.O. Box 459
Edinburg, VA                                                        22824
(Address of principal executive office)                          (Zip code)

       Registrant's telephone number, including area code: (540) 984-4141
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Item 5. Other Events

NEWS RELEASE

For further information, please contact Laurence F. Paxton at 540-984-5222.

                      SHENANDOAH TELECOMMUNICATIONS COMPANY
                  REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

      EDINBURG, VA, (April 15, 2003) - Shenandoah Telecommunications Company (Shentel; NASDAQ: SHEN) announced unaudited financial results for the quarter ended March 31, 2003. Net income from continuing operations for the quarter was $1.9 million, compared to $0.4 million for the same period in 2002. Discontinued operations contributed an additional $22.7 million to first quarter 2003 results, compared to $1.8 million in first quarter 2002. Discontinued operations for this quarter include a one-time, after-tax gain of $21.5 million on the sale of the Company's interest in the Virginia RSA 10 Limited Partnership cellular operation. With this previously announced sale, further discussed below, the Company has classified its cellular operation as discontinued and it is therefore presented separately from continuing operations in the Company's results. Consolidated net income for the quarter was $24.5 million, compared to $2.2 million in first quarter 2002.

Overall Highlights

      For the quarter ended March 31, 2003 net income from continuing operations was $1.9 million or $0.51 per diluted share, which included an after-tax loss of $0.2 million from external investments. In first quarter 2002, net income from continuing operations was $0.4 million or $0.10 per diluted share, which included an after-tax loss of $0.4 million from external

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April 15, 2003
News Release
Page 3 of 9

investments. On a consolidated net income basis, the first quarter net income of $24.5 million was $6.45 per share on a diluted basis, compared to $2.2 million and $0.57 per share in 2002.

      From continuing operations, the Company's total revenues for the first quarter were $24.9 million, compared to $20.7 million in first quarter 2002, an increase of $4.2 million or 20 percent. The Company's revenue growth was primarily driven by large increases in its PCS business. Operating income increased to $4.2 million, an increase of $1.8 million or 79% over 2002. The Company made capital expenditures of $2.0 million during the quarter, while also decreasing its total debt by $8.3 million. With the addition of the proceeds from the sale of its cellular partnership sale, the Company's temporary cash investments were $36.3 million, an increase of $34.1 million during the quarter. The Company's ratio of debt to total assets ended the quarter at 24%, compared to 34% at the end of the year.

      President and CEO, Christopher E. French, commented, "During the quarter we successfully completed the sale of our 66% general partner interest in the Virginia 10 RSA Limited Partnership, which resulted in a large one-time gain. In addition to our one-time gain, we are again pleased with our operating financial results, given the ongoing financial challenges within the telecommunications industry. During the first quarter we were again able to increase our operating income and further reduce our debt, without using proceeds from the Virginia 10 RSA sale for debt reduction. We have seen improvement in our wireless churn and bad debt, but these levels are still unsatisfactory, and will continue to be an area of focus."

Wireless Operations

      The Company experienced strong growth in wireless revenues as a PCS Affiliate of Sprint, increasing its PCS revenue by $3.8 million to a total of $15.0 million for first quarter

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April 15, 2003
News Release
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2003. The Company's base of Sprint wireless customers increased by more than
4,600, ending the quarter at approximately 72,500 customers. PCS travel revenue, which is generated by use of the Company's network by Sprint wireless customers residing outside of our territory, was $3.7 million, which was $1.3 million more than the offsetting expense generated by the Company's base of Sprint wireless customers. The PCS loss in the first quarter decreased by $0.7 million compared to first quarter 2002.

      The Company also received $0.6 million from outside parties for lease of space on its wireless towers, compared to $0.5 million in first quarter 2002. In addition to this external revenue, the Company's towers are also used in the provision of the Company's own wireless services.

Wireline Operations

      The local telephone operation experienced a $0.2 million increase in net income to $2.2 million. During the first quarter, increased access revenue was partially offset by a decrease in fiber facility lease revenue (further discussed below) and a slight increase in operating expense.

      The Company's extensive interstate fiber optic network generated a total of $1.3 million of lease revenue, a decrease of $0.5 million compared to first quarter 2002, but an increase of $0.2 million compared to the fourth quarter of 2002. Competitive pricing pressure on fiber facility lease rates and the financial difficulties of some telecommunications carrier customers were principally responsible for recent decreases. In addition to generating revenue from outside leases, the Company's fiber network is also extensively used to support its telephone, CATV, Internet and wireless operations.

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April 15, 2003
News Release
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Other Operations

      The ShenTel Service operation had a profit of $0.2 million, compared to a negligible profit in first quarter 2002. Revenues associated with information access services, including Internet access service revenues and contract work on the 511Virgina travel information project, increased $0.2 million, to $1.4 million. The Company ended the quarter with approximately 19,000 Internet customers of which 850 access the service through Digital Subscriber Line (DSL).

External Investments

      First quarter results included after-tax losses of $0.2 million on external investments. In first quarter 2002 the after-tax losses on investments was $0.4 million, which was principally attributed to the Company's former investment in VeriSign, Inc., as discussed in previous filings. At the end of the quarter, the Company's external investments totaled $6.0 million.

Discontinued Operations

      As previously disclosed, on November 21, 2002 the Company signed an agreement to sell to Verizon Wireless, for $37.0 million, the Company's 66% general partner interest in the Virginia 10 RSA Limited Partnership ("VA 10"), which was held by the Company's subsidiary, Shenandoah Mobile Company. The sale was completed at the close of business on February 28, 2003, resulting in the $21.5 million gain described above. For January and February 2003, prior to the closing, after-tax net income from this discontinued operation was $1.1 million.

Annual Meeting

      The annual meeting of shareholders of Shenandoah Telecommunications Company will be held at 11:00 a.m. on April 22, 2003 in the auditorium of the Shentel Center at 500 Mill Road, Edinburg, VA.

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April 15, 2003
News Release
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About Shenandoah Telecommunications

      Shenandoah Telecommunications Company is a holding company which provides a broad range of telecommunications services through its operating subsidiaries. The Company celebrated its 100th anniversary of service on June 9, 2002. The Company is traded on the NASDAQ National Market under the symbol "SHEN." The Company's operating subsidiaries provide local telephone, cable, Internet access, interexchange facilities, cellular and PCS services, along with many other associated services, to the four state region from Harrisonburg, Virginia to Harrisburg and Altoona, Pennsylvania.


                                        /S/ LAURENCE F. PAXTON
                                        Laurence F. Paxton
                                        Vice President - Finance

This release contains forward-looking statements that are subject to various risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of unforeseen factors. A discussion of factors that may cause actual results to differ from management's projections, forecasts, estimates and expectations is available in the Company filings with the SEC. Those factors may include changes in general economic conditions, increases in costs and other competitive factors.
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April 15, 2003
News Release
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SHENANDOAH TELECOMMUNICATIONS COMPANY
SUMMARY FINANCIAL INFORMATION (unaudited)
(In thousands, except per share amounts)

Condensed Balance Sheets                              March 31,     December 31,
                                                         2003           2002
                                                      ---------     ------------
Cash and cash equivalents                             $  36,288      $   2,209
Other current assets                                     11,076         18,285
Total securities and investments                          7,209          7,423
Property, plant and equipment                           191,412        189,278
   Less accumulated depreciation                        (61,145)       (57,126)
                                                      ---------      ---------
Net property, plant and equipment                       130,267        132,152
Other assets, net                                         8,911          3,935
                                                      ---------      ---------
   Total assets                                       $ 193,751      $ 164,004
                                                      =========      =========

Current liabilities, exclusive of short-term debt
of $4,181 and $7,985, respectively                    $  25,105      $  11,915
Long- and short-term debt                                47,209         55,546
Total other liabilities                                  20,159         18,300
Minority interests                                           --          1,666
Total stockholders' equity                              101,278         76,577
                                                      ---------      ---------
   Total liabilities and stockholders' equity         $ 193,751      $ 164,004
                                                      =========      =========

                                                         Three months ended
Condensed Statements of Income                                March 31,
                                                         2003           2002
                                                      ---------      ---------
Operating Revenues-Wireless                           $  15,634      $  11,754
                  -Wireline                               7,639          7,421
                  -Other                                  1,674          1,521
                                                      ---------      ---------
   Total operating revenue                               24,947         20,696
Cost of goods and services                                2,289          2,649
Network operating costs                                   8,046          7,047
Depreciation                                              4,021          3,344
Selling, general and administrative                       6,441          5,340
                                                      ---------      ---------
   Total operating expenses                              20,797         18,380
                                                      ---------      ---------
Operating income                                          4,150          2,316
Interest expense                                           (954)        (1,068)
Other income (expense)                                     (124)          (573)
Income tax provision                                     (1,141)          (305)
                                                      ---------      ---------
Income from continuing operations                     $   1,931      $     370
                                                      ---------      ---------

Discontinued operations, net of income taxes          $  22,628      $   1,786
                                                      ---------      ---------

Cumulative effect of a change in accounting,
    net of income taxes                               $     (76)     $      --
                                                      ---------      ---------

   Net income                                         $  24,483      $   2,156
                                                      =========      =========
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April 15, 2003
News Release
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SHENANDOAH TELECOMMUNICATIONS COMPANY
SUMMARY FINANCIAL INFORMATION (unaudited)                   Three months ended
(In thousands, except per share amounts)                         March 31,
                                                             2003         2002
                                                           --------     --------
Net earnings per share, basic
          Continuing operations                            $   0.51     $   0.10
                                                           --------     --------
          Discontinued operations, net of
            income taxes                                   $   5.98     $   0.47
                                                           --------     --------
          Cumulative effect of a change in
            accounting, net of taxes                       $  (0.02)    $     --
                                                           --------     --------
          Total                                            $   6.47     $   0.57
                                                           ========     ========

Net earnings per share, diluted
          Continuing operations                            $   0.51     $   0.10
                                                           --------     --------
          Discontinued operations, net of
            income taxes                                   $   5.96     $   0.47
                                                           --------     --------
          Cumulative effect of a change in
            accounting, net of taxes                       $  (0.02)    $     --
                                                           --------     --------
          Total                                            $   6.45     $   0.57
                                                           ========     ========

                                     #######
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April 15, 2003
News Release
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         SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARY COMPANIES

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SHENANDOAH TELECOMMUNICATIONS COMPANY
                                        (Registrant)


April 15, 2003                          /S/ LAURENCE F. PAXTON
                                        ----------------------------------------
                                          Laurence F. Paxton, Vice President-
                                            Finance